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                        Consent of Independent Auditors



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 39 to the Registration Statement (Form N-1A)(No. 2-60770) of Delaware Group Cash Reserve, Inc. of our report dated May 5, 1995, included in the 1995 Annual Report to Shareholders of Delaware Group Cash Reserve, Inc.


                                              Ernst & Young LLP



Philadelphia, Pennsylvania
November 17, 1995